UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 09, 2024

Flexsteel Industries Inc

(Exact name of Registrant as Specified in Its Charter)

Minnesota	0-5151	42-0442319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Bell Street
Dubuque, Iowa		52001-7004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (563) 556-7730

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FLXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 11, 2024, Flexsteel Industries, Inc. issued a press release announcing preliminary results for the Second Quarter Ended December 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Resignation

On January 9, 2024, Matt Kaness notified the Company that he is resigning from the Board of Directors effective immediately due to a need to focus on his primary professional commitments and to consider other opportunities. Mr. Kaness has confirmed to the Company’s Board that his resignation is not the result of any disagreement on any matter relating to the Company’s operations, policies, or practices.

(c) Officer Appointment and Director Appointment

On January 10, 2024, Flexsteel Industries, Inc. (the “Company”) announced that Michael J. Ressler has been promoted to assume the role of Chief Financial Officer, Treasurer & Secretary effective immediately. Mr. Ressler will serve as the Company’s Principal Financial and Accounting Officer.

Mr. Ressler joined Flexsteel Industries, Inc. in 2006. Of his more than seventeen years with the Company, Mr. Ressler has spent over fourteen years in multiple positions with increasing responsibilities within the finance and accounting functions. Mr. Ressler served as the Director of Finance from 2018 through 2022. Since that time, Mr. Ressler has served as the Vice President – Manufacturing. As the Chief Financial Officer, Treasurer and Secretary, Mr. Ressler will retain his leadership responsibility for manufacturing.

In connection with Mr. Ressler’s appointment to the position of Chief Financial Officer, Treasurer & Secretary, the Company entered into a letter of agreement with Mr. Ressler, dated January 8, 2024, to become effective January 10, 2024 (the “Letter Agreement”). Pursuant to the Letter of Agreement, Mr. Ressler will serve as the Company’s Chief Financial Officer and will receive an annual base salary of $290,000. In addition to his base compensation, Mr. Ressler will be entitled to additional compensation as described below.

1. Mr. Ressler will continue to be eligible to participate in the Company’s Cash Incentive Plan with an increased participation set at 50% of his base salary at target performance with maximum funding of 200% of target performance. Mr. Ressler’s participation will be increased effective January 10, 2024.

2. Mr. Ressler will continue to be eligible to participate in the Company’s Long-Term Incentive Plan, with his participation increased to 50% of his base salary effective July 1, 2024 and paid in shares.

3. Mr. Ressler will continue to be entitled to participate in such life insurance, disability, medical, dental, retirement plans, paid time off benefits, and other employee benefits and policies made available by the Company to its officers and/or executive employees generally, as they may change from time to time.

4. Under the Company’s Severance Plan for Management Employees, if the Company terminates Mr. Ressler for reasons other than cause, death, or disability, the Company will pay Mr. Ressler an amount equivalent to twelve (12) month’s base salary plus an amount equal to the value of the cash incentive plan payment at target performance in the year of termination. The Company will also pay Mr. Ressler a lump sum equal to twelve (12) months of COBRA premiums.

The Letter Agreement is attached hereto as Exhibit 10.1 and incorporated by reference in response to this Item 5.02. The foregoing description of such agreement is qualified in its entirety by reference to the full text of such agreement.

On January 10, 2024, in connection with the promotion of Mr. Ressler, Derek P. Schmidt is relinquishing his positions as interim Chief Financial Officer, Principal Financial and Accounting Officer, Treasurer and Secretary. Also, on January 10, 2024, Mr. Schmidt was promoted to the position of President to reflect the level of responsibility he holds for the Company’s operations and growth strategy. Mr. Schmidt will also be appointed to the Company’s Board of Directors effective January 10, 2024.

On January 10, 2024, in connection with Derek P. Schmidt being appointed President, Jerald K. Dittmer is relinquishing his position as President and will continue to serve as the Chief Executive Officer.

On December 13, 2023, the Board reduced the size of the board to seven directors. With Mr. Kaness’ resignation and Mr. Schmidt’s appointment, the board size will remain at seven directors.

Item 7.01 Regulation FD Disclosure.

The Company will host a conference call and webcast at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) on Tuesday, February 6, 2024 to discuss results and answer questions. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at 833-816-1123 (domestic) or 412-317-0710 (international) and requesting to be connected with the Flexsteel conference call.

Additionally, interested parties can listen to a live webcast of the call in the Investor Relations section of the Company's website at http://ir.flexsteel.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

A recorded replay can be accessed through February 13, 2024, by dialing 877-344-7529 (domestic) or 412-317-0088 (international); Replay access code: 4637022.

A copy of the press release dated January 11, 2024, announcing the foregoing matters is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

10.1 Letter Agreement dated January 10, 2024, by and between the Company and Michael Ressler.

99.1 Press Release by Flexsteel Industries, Inc. dated January 11, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.

Date:	January 11, 2024	By:	/s/ Jerald K. Dittmer
Jerald K. Dittmer Chief Executive Officer Principal Executive Officer